                                                                                                                                        Exhibit 10.4

DEED OF COMMERCIAL OFFICE LEASE

THIS DEED OF COMMERCIAL OFFICE LEASE AGREEMENT (this “Lease”) is made as of the 16th day of May, 2005, by and between BDC Spotsylvania LLC, hereinafter referred to as “Landlord” and E-OIR Technologies, Inc., a Virginia corporation, hereinafter referred to as “Tenant”.

WITNESSETH, that for and in consideration of the rent hereafter reserved, and the covenants contained herein, the parties hereby agree as follows:

1.
Lease Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term identified below, at the rental and upon the conditions set forth herein, approximately Six Thousand Seven Hundred Fifty (6,750) rentable square feet known as Suite 220 on the Second floor of the South Wing (“Second Floor Premises”) and One Hundred Fifty-One (151) rentable square feet  known as Suite 190 on the First Floor of the South Wing (“First Floor Premises”) and identified on Exhibit A attached hereto (collectively, the “Premises”) of that certain building  located at 10300 Spotsylvania Avenue, Fredericksburg, Virginia (the “Building”) (if there is more than one building on Landlord’s land operated as part of a common complex, then reference to “Building” hereunder shall mean and refer to all such buildings)  The parcel(s) of real property on which the Building is located together with the Building are hereinafter collectively referred to as the “Property.” The Premises do not include exterior faces of exterior walls and exterior window glass; anything beyond the interior face of demising walls; or any pipes, ducts, conduits, wires and fixtures serving other parts of the Building, except for Tenant-specific pipes, ducts, conduits, wires and fixtures which are wholly located within and serve only the Premises, and measurement will be based on the BOMA standard of measurement dated June 7, 1996 (ANSI/BOMA Z65.1-1996).  Tenant may use the common areas of the Building in common with other tenants subject to and in accordance with the terms and conditions hereinafter set forth.  The common areas (the “Commons Areas”) include the Building’s common lobbies, corridors, stairways, and elevators, the common walkways and driveways necessary for access to the Building, the common toilets, corridors and elevator lobbies of any multi-tenant floor, and the parking area for the Building.  All use of the Common Areas shall be only upon the terms set forth at any time by Landlord.  Tenant acknowledges and agrees that the roof of the Building is under the exclusive control of Landlord, that Tenant shall have no access to the roof without Landlord’s prior written consent and that Landlord reserves the right from time to time to install or allow the installation of telecommunications devices on the roof.

2.
Term and Possession.

2.1
Term.  Subject to the terms and conditions set forth in this Lease, the term (the “Term”) of this Lease shall be for approximately five (5) years, commencing on the date (the “Commencement Date”) which is the later of (x) August 1, 2005 or (y) the earlier of (i) the date of delivery of the Premises by Landlord to Tenant following substantial completion of the Tenant Improvements (hereinafter defined) as determined by the Landlord or (ii) October 15, 2005 or (iii) occupancy of the Premises by Tenant and ending on the last day of the month in which the fifth anniversary date of the Commencement Date occurs, and ending on the last day of the month in which the fifth anniversary date of the Commencement Date occurs.  Substantial Completion shall mean that the Tenant Improvements have been completed to such an extent that a certificate of occupancy would be issued by Spotsylvania County if timely applied for by Tenant.  Landlord agrees to assist Tenant in processing the application.  Landlord may, by telecopier or other notice, notify Tenant of the date of delivery.

2.1.1
Extension Option.  Provided that this Lease is in full force and effect, the Tenant shall be entitled to extend this Lease for one (1) additional term (hereinafter referred to as “Extension Term”) of five (5) years, commencing on the first day next succeeding the last day of the last day of the initial Lease Term, upon the same terms and conditions and provisions as are provided for in this Lease, except that (i) the Basic Monthly Rent payable during the Extension Term shall be the prevailing market rate, subject to escalation, as determined by Landlord, (ii) Landlord has no obligation for any tenant improvements or tenant allowances, and (iii) there shall be no further extension; provided, however, if Tenant is in Default hereunder at any time from Tenant’s delivery of the Extension Notice (hereinafter defined) to the commencement of such Extension Term, at Landlord’s option, such Extension Term shall be null and void.  Tenant shall provide Landlord with written notice (“Extension Notice”) of its intent to exercise the extension option not less than nine (9) months prior to the expiration of the last day of the initial Lease Term; upon Tenant’s failure to so provide the Extension Notice, time being of the essence, Tenant shall have no further right to extend the Lease.  Upon receipt of Tenant’s Extension Notice, Landlord shall advise Tenant of Landlord’s determination of the prevailing market rate within ten (10) days of such receipt (except if Robert Sandler is on vacation, then within five (5) days of Robert Sandler returning from vacation).  Upon receipt of Landlord’s determination, if Tenant disagrees with Landlord’s prevailing market rate, Tenant may negotiate with Landlord for a period of twenty (20) days.  If Tenant and Landlord fail to agree on the prevailing market rate, Tenant shall have the right to withdraw its Extension Notice by notice in writing or electronically to Landlord delivered prior to the expiration of such twenty (20)-day period, in which case Tenant shall have no further right to extend the Lease.  Reference to the word “Term” hereunder shall mean and include the initially stated term, as well as any extensions or renewals thereof, including any exercised (but not rescinded) Extension Term.

2.1.2
Termination Option.  Tenant shall have the one-time right to terminate the Lease effective as of the end of the thirty-sixth full calendar month following the Commencement Date, by giving written notice to the Landlord prior to the expiration of the twenty-seventh full calendar month following the Commencement Date (time being of the essence herein), which notice (in order to be valid) shall be accompanied by payment of the Termination Fee (hereinafter defined) and which notice shall specify the termination date; provided however, if Tenant is in Default at any time hereunder beyond any applicable cure period (whether before or after the termination notice), at Landlord’s option, such termination election shall be null and void, and Landlord may use any portion of the Termination Fee paid to offset against any amounts owed by Tenant under the Lease.  The Termination Fee is equal to the sum of (i) four (4) months of Rent then being paid by Tenant on a monthly basis (including without limitation estimated pass-throughs), plus (ii) the unamortized portion of the cost of all leasehold improvements, leasing commissions, attorney fees, rental abatements and other concessions incurred or provided by Lessor in connection with this Lease. Upon request, Landlord shall calculate the Termination Fee and provide the amount thereof to Tenant.  The Termination Fee shall be calculated by Landlord by first amortizing the cost of all leasehold improvements, leasing commissions, attorney fees, rental abatements and other concessions in equal monthly installments over the Term (or if incurred in connection with any Lease amendment, amortized over the portion of the Term commencing with the effective date for the initial full monthly payment of Rent for the Lease amendment) at the rate of nine percent (9%) per annum (compounded annually) and then determining the unamortized portion thereof as of the effective date of termination.  Tenant, in addition to the Termination Fee, shall remain obligated for all Basic Monthly Rent, Additional Rent and other sums due under the Lease up to and including the effective date of termination, even though such amounts may be billed subsequent to such date.  Tenant’s obligations, and Landlord’s rights and remedies (including without limitation, the right to recover reasonable attorneys fees as permitted by this Lease), with respect to all such sums, any other amounts due and owing to Landlord and any other of Tenant’s obligations or liabilities accruing prior to the date of termination shall survive any such termination.  .

2.1.3
Right of First Notification.  Prior to Landlord’s initial leasing of space immediately adjacent to the Premises on the 2nd floor (as identified on Exhibit A) to a third party not already a tenant, Landlord shall notify Tenant by telecopier at 703-704-1351  Attn. Bill Elliott, that Landlord is in negotiations with a prospective tenant for such space.  Such notice shall include the rental rate that Landlord will charge to Tenant.  Landlord agrees not to execute a lease for such space to a third party for a period of seven (7) days following the sending of such notice to allow Tenant to approach Landlord about leasing such space..

2.2
Possession.  Landlord shall reasonably attempt to deliver possession of the Premises within one hundred twenty (120) days of Lease execution, the anticipated date of commencement (the “Anticipated Commencement Date”).  If Landlord should be unable to deliver possession of the Premises to the Tenant on the Anticipated Commencement Date or thereafter for any reason, Landlord shall not be subject to any liability, claims or damages for failure to give possession on said date and this Lease shall not be terminated or terminable by reason of such delay.  Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is tendered by Landlord which may be confirmed by Landlord’s delivery of notice to Tenant that possession has been delivered following substantial completion of the Tenant Improvements, provided, however, that in the event any delay in tendering possession to the Tenant or in Tenant’s taking occupancy of the Premises beyond the Anticipated Commencement Date is caused by any act, delay or omission of Tenant, its employees, agents, contractors or invitees, Tenant shall remain obligated to commence paying rent hereunder beginning on the earlier to occur of (i) the Anticipated Commencement Date or (ii) the date the Landlord tenders possession of the Premises to Tenant.  If permission is given to the Tenant to enter into possession of the Premises, or to occupy space other than the Premises prior to the Anticipated Commencement Date Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants and conditions of the provisions of this Lease, and that the Rent shall commence on such date. Tenant covenants and agrees to execute and deliver such documentation as Landlord may reasonably require confirming the Commencement Date and such other matters as Landlord or any lender may reasonably request.  In addition, Landlord may elect to send a letter establishing the Commencement Date (if not a specific calendared date under Section 2.1), which shall be binding for all purposes unless Tenant sends written notice of objection within five (5) business days of receipt.

2.3
Early Possession for Tenant Fit-Up.  Upon written request by Tenant, Tenant shall be given access to the Premises twenty-one (21) days prior to the Commencement Date for the purpose of installing such equipment as may be approved by Landlord, provided Tenant does not interfere with any work being done by Landlord on the Premises.  Tenant hereby indemnifies Landlord for all losses, costs, damages and claims including reasonable attorneys’ fees arising out of any delays, damages to the Building or other matters arising out of Tenant’s access, and shall present Landlord with satisfactory certificates of insurance as a condition to gaining such access.

2.4
Acceptance of Premises.  Tenant acknowledges that the Premises will be delivered and accepted in its then “as is,” “where is” condition with no expectation that Landlord will or should perform or otherwise contribute towards the cost of any leasehold improvements, except that Landlord shall construct the Tenant Improvements (hereinafter defined) for the Second Floor Premises pursuant to Exhibit D, with the First Floor Premises being delivered and accepted “as is”, subject to demising; provided, however that in no event shall Landlord’s obligations for the cost of the Tenant Improvements exceed Twenty-Five Dollars and No/100 ($25.00) per square foot of the net rentable square footage of the Second Floor Premises (“Landlord Contribution Cap”).

2.4.1  If at anytime the Landlord determines in good faith that the cost of Tenant Improvements will exceed the Landlord Contribution Cap, Tenant shall immediately, upon demand (whether made prior to or after completion of the Tenant Improvements), (i) pay to the Landlord the amount of the excess (“Excess Costs”), as Additional Rent hereunder, or (ii) with respect to the first Ten Dollars ($10) per square foot of Excess Costs, elect to have such excess amortized in the Basic Monthly Rent over the initial approximate five (5) year Term at eight percent per annum (8%).  Unless Tenant shall have paid Landlord the first $10 p.s.f. of Excess Costs, then Tenant shall be deemed to have elected to have such excess not exceeding $10 p.s.f. to be amortized into the Basic Monthly Rent.  Landlord shall not be required to continue with construction of the Tenant Improvements until Tenant has so paid the amount of the Excess Costs, other than those being amortized into the Basic Monthly Rent.  If Tenant has elected or is deemed to have elected to have a portion of the Excess Costs amortized into the Basic Monthly Rent, such amortized amount shall be referred to as the “Amortized Allowance.”

3.
Rent.

3.1
Basic Monthly Rent.  Upon Tenant’s execution of the Lease, Tenant shall prepay one full month of Basic Monthly Rent to be applied to the first installment(s) thereof due hereunder.  Thereafter, Tenant covenants and promises to pay to Landlord for the Premises, commencing on the sooner of October 15, 2005 or the Commencement Date, the Basic Monthly Rent without deduction or demand or set off whatsoever, in lawful money of the United States of America, in advance on the first day of each calendar month during the Term hereof, to and at the office of Bernstein Management Corporation (the “Agent”), 5301 Wisconsin Avenue, NW, Suite 600, Washington, DC  20015, or at such other place as Landlord may from time to time designate to Tenant in writing.  In addition to the Basic Monthly Rent, Tenant shall pay all Additional Rent and other amounts payable hereunder in lawful money of the United States of America, each without set-off, deduction, offset or counterclaim, in accordance with the terms set forth herein.  Except as specified elsewhere in this Lease, Additional Rent shall be paid by Tenant with the next monthly installment of Basic Monthly Rent falling due.  Rent checks shall be made payable to Bernstein Management Corporation, or to such other party as Landlord shall direct. Should the Commencement Date fall on a day other than the first day of a calendar month or the Term expire on a day other than the last day of a calendar month, the parties agree that the monthly rental for such partial calendar month in the Term shall be pro-rated.  The basic monthly rent (“Basic Monthly Rent”) is payable monthly as follows:

Rental Period	Suite 190	Suite 220	Total Rent
Lease Year 1	$169.88 per month	$10,125. 00 per month	$10,294.88 per month
Lease Year 2	$174.97 per month	$10,428.75 per month	$10,603.72 per month
Lease Year 3	$180.22 per month	$10,741.61 per month	$10,921.83 per month
Lease Year 4	$185.63 per month	$11,063.86 per month	$11,249.49 per month
Lease Year 5	$191.20 per month	$11,395.78 per month	$11,586.98 per month

The foregoing amounts of Basic Monthly Rent are subject to modification in the event that Tenant elects to obtain the Amortized Allowance, in which event, Tenant, upon Landlord’s request, shall execute within five (5) days of request a Declaration furnished by Landlord confirming the revised Basic Monthly Rent; provided however, that in no event shall any amount of the Amortized Allowance amortized into the Basic Monthly Rent be abated.

For purposes of the above rent schedule, the Lease Year 1 shall mean the period commencing on the  Commencement Date, and ending on last day of the month in which the first anniversary date of the Commencement Date occurs, and each subsequent Lease Year shall be the 12-month period thereafter.

3.2
Additional Rent.

3.2.1
 Tenant shall pay to Landlord, in accordance with Section 3.2.3 below,  as Additional Rent, “Tenant’s Share” defined as the sum of Tenant’s Separate Services (as hereinafter defined) plus Tenant’s Pro Rata Share (as hereinafter defined) of any increase in Landlord’s Costs (as hereinafter defined) above the Base Costs (as hereinafter defined).  All sums of any type or kind, other than Basic Monthly Rent,  required to be paid by Tenant to Landlord hereunder shall be deemed to be Additional Rent whether or not the same may be designated as such herein.

3.2.2
For purposes of this Lease:

(i)
“Tenant’s Separate Services” shall mean all Operating Expenses which are attributable solely to Tenant’s use and occupancy of the Premises, such as the cost of electricity consumed in the Premises for any supplemental HVAC equipment or the like, as measured by memorandum or sub-meters, special janitorial services or other services provided by Landlord at Tenant’s request.  Normal electric consumption shall be included in Operating Expenses (as hereinafter defined).

(ii)
“Tenant’s Pro Rata Share” shall mean Four and 03/100 percent (4.03%), representing the ratio that the rentable area of the Premises (6,901 square feet)  bears to the total rentable area of the Building (152,501 square feet).

(iii)
“Landlord’s Costs” shall mean Taxes and Assessments and Operating Expenses but excluding those Operating Expenses paid by Tenant as Tenant’s Separate Services.

(iv)
“Taxes and Assessments” shall mean all taxes and assessments and governmental charges (including personal property and real estate taxes), whether federal, state, county or municipal, and whether they be assessed or levied by taxing districts or authorities presently taxing the Property by others subsequently created, and any other taxes and assessments (including franchise taxes) attributable to the Property or its operation, whether or not directly paid by Landlord, excluding, however, federal and state taxes on income of the Landlord, unless such income taxes replace real estate taxes.  The Tenant shall be responsible for ad valorem taxes on its personal property.  If at any time during the Term the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of any taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord with respect to the Building, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any taxes, then the same shall be included as taxes for the purposes hereof.  A tax bill or true copy thereof, if submitted by Landlord to Tenant, shall be conclusive evidence of the amount of taxes assessed or levied as well as of the items taxed.  Reasonable expenses (including without limitation contingency-based fees), including attorneys’ fees, expert witness fees and similar costs, incurred by Landlord in obtaining or attempting to obtain a reduction of any taxes shall be added to and included in the amount of any such taxes. Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant hereunder, provided, however, that if Landlord is successful in contesting any such taxes, excess taxes paid by Tenant shall be applied as a credit toward the next installment(s) of taxes due.  Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any taxes without consent or approval of Tenant.

(v)
“Operating Expenses” shall mean all of the costs and expenses paid or incurred in operating, managing, administering, servicing, repairing and maintaining the Building, the Property and surrounding sidewalks, alleys and parking areas as determined by Landlord in accordance with standard accounting practices (except that Landlord may amortize an expense over multiple years in lieu of passing the entirety of such expense thru in the year of its expenditure), whether paid to employees of Landlord or independent contractors engaged by Landlord, and shall include the following costs by way of illustration, but not limitation:  water and sewer charges, insurance premiums, utilities, janitorial services, labor, including direct labor overhead, air conditioning and heating, landscaping, elevator maintenance, supplies, costs and upkeep of all parking and common areas, supply and cleaning of uniforms and work clothes, security for the Building, fees incurred for the management of the Building including legal, inspection, consultation and accounting fees, costs of repair, maintenance and replacement of exterior roofs, all charges for repair and maintenance of all mechanical equipment and building systems (exclusive of those Tenant is obligated to repair and maintain hereunder) and a property management fee equal to the generally prevailing rate consistent with the type of occupancy and the services rendered, but not less than three percent (3%) nor more than five percent (5%) of the total rent collected from tenants of the Property.  Operating Expenses shall not include depreciation of the Building of which the Premises are a part or equipment therein, mortgage loan payments, executive salaries and any brokerage commissions but shall include amortization, with reasonable interest, of capital items which reduce Operating Expenses or are required by governmental authority.

(vi)
“Base Costs” shall mean Landlord’s Costs incurred for or attributable to the 2005 calendar year.

(vii)
“Rent” shall mean Basic Monthly Rent and Additional Rent.

3.2.3
Payment of Additional Rent. Tenant shall remit to Landlord as Additional Rent, simultaneously with the next installment of Basic Monthly Rent, the amount of any Tenant’s Separate Services paid for by Landlord during the then current month.  In addition, beginning January 1, 2006 (the “Pass-Through Commencement Date”), and continuing for each subsequent calendar year or portion thereof during the Term, Landlord’s Costs shall be passed through to Tenant based on the actual increase over Base Costs. In addition, commencing with the Pass-Through Commencement Date and thereafter simultaneously with each monthly payment of Basic Monthly Rent hereunder for the balance of the Term, Tenant shall pay to Landlord an estimated amount of Additional Rent on account of Landlord’s Costs above Base  Costs.  Landlord’s estimate of Additional Rent payable for any given year shall be equal to 105% of Landlord’s Costs above Base Costs for the immediately preceding year provided, however, that in the event Landlord determines during the course of any year that Landlord’s Costs for such year shall exceed 105% of such prior year’s costs, (i) Tenant shall, within ten (10) days of receiving a demand therefor, pay a lump sum to Landlord equal to the excess of (a) the amount which would have been payable by Tenant based upon such actual higher costs from and including January 1 of such year through the date of the notice setting forth the increase in Landlord’s Costs beyond (b) the amount of Additional Rent actually paid by Tenant for such period and (ii) the monthly payments of Additional Rent for the balance of such year shall be increased accordingly.

3.2.4
Reconciliations.  Within a reasonable time after the end of each calendar year during the Term, Landlord will furnish to Tenant a statement setting forth the actual amount of Tenant’s Separate Services and  Landlord’s Costs actually incurred for the immediately preceding calendar year together with Tenant’s Share thereof provided, however, that the failure by Landlord to provide such a statement by any specific date shall not constitute a waiver by Landlord of its right to require an increase in the Additional Rent for the then current year or provide Tenant with any defense or setoff against its obligations under this Lease.  In the event that the estimated amount paid by Tenant for such year under Section 3.2.3 (the “Estimated Payments”) is less than the actual amount payable by Tenant pursuant to such statement (the “Required Amount”), Tenant shall reimburse Landlord for such deficiency by making a lump sum payment of such deficiency within ten (10) days following receipt of Landlord’s demand therefor.  In the event that the Estimated Payments for any year exceeds the Required Amount for such year, the excess shall be credited by Landlord to the next installment(s) of Additional Rent coming due and payable or, in the event such calendar year is the last year of the Term, remitted by Landlord to Tenant provided Tenant is not in default of its obligations under this Lease and there are no damages to the Premises or the remainder of the Property caused by Tenant or its employees, agents or contractors. The obligations of Landlord and Tenant under this subsection shall survive the expiration or termination of this Lease.

3.2.5
Pro-Rata Calculation.  Should this Lease commence or terminate at any time other than the first (1st) day of a calendar year, the cost adjustment referred to in Subsections 3.2.1, 3.2.2, 3.2.3 and 3.2.4 shall be calculated for the commencement or termination year on a pro rata basis, based upon the number of calendar days during which Tenant leases or is deemed to lease the Premises.

3.2.6
Tenant’s Right to Audit.  Each statement provided by Landlord pursuant to this Section 3.2 shall be conclusive and binding upon Tenant unless fifteen (15) days after receipt of the statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the respects in which the statement is claimed to be incorrect.  If Landlord and Tenant are unable to resolve the dispute, Tenant shall then have the right to request that Landlord provide, at Tenant’s expense, an audit of its books and records relating to the statement.  Pending determination of the dispute, Tenant shall pay within ten (10) days from notice any amounts due from Tenant in accordance with the statement, but such payment shall be without prejudice to Tenant’s position.  If the dispute shall be resolved in Landlord’s favor, Tenant shall pay to Landlord upon demand all other costs and expenses incurred by Landlord in connection therewith.

3.2.7
Adjustments to Costs.  Notwithstanding any other provisions herein to the contrary: (i) in the event the Building is not fully occupied during the year, an adjustment shall be made in computing the Operating Expenses for such year so that the costs shall be computed for such year as though the Building had been ninety-five percent (95%)occupied during such year; and (ii) the Landlord shall have the right, in its reasonable judgment (and upon reasonable substantiation of such allocation to the Tenant), to allocate Operating Expenses to the Tenant, or to other tenants of the Building, in a manner which deviates from the exact Tenant’s Pro Rata Share, or those of such other tenants, as may be necessary to more accurately reflect accountability for unusual or extra costs resulting from excessive usage, the manner of layout or finishes requiring special maintenance, or the like.  The terms of this Subsection shall be solely for the benefit of the Landlord and may not be relied upon nor construed for the benefit of the Tenant, other tenants in the Building, or any other person.

3.3
Late Charge.  Tenant hereby recognizes and acknowledges that if rental payments are not received within ten (10) days of when due, Landlord will suffer damages and additional expenses thereby and Tenant therefore agrees that a late charge equal to five percent (5%) of the Basic Monthly Rent and any additional rent or payments hereunder may be assessed by Landlord or Agent as additional rental.  Furthermore, Landlord or Agent shall have the right to require that all rental payments be made by certified or cashier’s check, in the event (i) any of Tenant’s checks are “bounced”, dishonored or returned for any reason, or (ii) Tenant monetarily defaults two or more times.  All bank service charges resulting from any checks of Tenant which are dishonored or returned for any reason shall be borne by Tenant.

4.
Security Deposit.

4.1
Delivery of Security Deposit.  Tenant shall deposit with Landlord, upon execution hereof, Twenty Thousand Five Hundred Eighty-Nine Dollars and 76/100 ($20,589.76) as security for the faithful performance of Tenant’s obligations hereunder (the “Security Deposit”).  Tenant shall earn no interest on the Security Deposit held by Landlord.

4.2
Use of Security Deposit.  The Security Deposit shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.  Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any past due rent or for the payment of any other sum to which Landlord may become entitled under this Lease or by law by reason of Tenant’s default or to compensate Landlord for any direct loss or damage which Landlord may suffer including, without limitation, the cost of replacing or repairing any equipment damaged or removed from the Premises and the cost of repairing any damage to the Premises or the Building.  Tenant shall have no right to apply the Security Deposit or any portion thereof to any rent hereunder, but the Security Deposit may be so applied, at Landlord’s option, from time to time.  If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to the full amount of the Security Deposit and Tenant’s failure to do so shall be a Default under this Lease.  Landlord’s application of any portion of the Security Deposit shall not cure any Default hereunder and Landlord shall be free to exercise such other rights and remedies as provided hereunder, at law or in equity.  Provided Tenant is not in default of its obligations under this Lease and there are no damages to the Premises or the remainder of the Property caused by Tenant or its employees, agents or contractors, the Security Deposit (or so much thereof as has not theretofore been applied by Landlord or returned to Tenant), shall be returned to Tenant within forty-five (45) days after the expiration of the Term and after Tenant has vacated the Premises.

Upon written request made by Tenant to Landlord sent after the expiration of the first twelve (12) full calendar months for which Tenant is obligated to pay Basic Monthly Rent hereunder, the Tenant shall be entitled to the return of Ten Thousand Two Hundred Ninety-Four Dollars and 88/100 ($10,294.88) out of the Security Deposit; provided however, that if Tenant is or is then in monetary default (no notice required) or non-monetary Default (after notice and cure period), or during the Term has been in monetary Default (if applicable, after notice and cure period) for more than twenty (20) consecutive days, as of the date of Landlord’s receipt of the timely-given request notice, then Tenant shall not be so entitled to the return of such portion of the Security Deposit.

4.3
Letter of Credit.  The Security Deposit may be made in the form of a letter of credit if the issuer thereof is approved by Landlord in advance and the form thereof (i) is approved in advance by the Landlord; (ii) provides that it is automatically renewable for a term of no less than one (1) year unless the issuer gives Landlord at least 45 days advance prior notice of non-renewal; (iii) provides that it is expressly transferable and assignable by the then current beneficiary without the consent or joinder of Tenant and without payment of a transfer fee; (iv) has as an attachment all required transfer and assignment documentation; and (v) provides that the sole condition to the draw is the presentation of the letter of credit (which may be by overnight delivery and can be made via a copy thereof in lieu of the original in the event of a partial draw) and an affidavit to the effect that “default has occurred under this Lease and the person requesting the draw is authorized on behalf of the then current beneficiary to make the draw and receive the proceeds.”  If the Security Deposit is made in the form of a letter of credit, it shall be an immediate default hereunder with no notice or cure period required, if less than thirty (30) days shall remain until the expiry date (or until the expiration of the initial or renewal term of the letter of credit) of any letter of credit posted hereunder, and Tenant shall not have renewed or replaced (in accordance with the foregoing) such letter of credit for the longer period of (x) the resolution of any then pending litigation, injunctive action or proceeding (including without limitation, bankruptcy proceeding) having the effect of prohibiting a draw on the Security Deposit letter of credit, plus two months, or (y) an additional one (1)-year period.  In such event, Landlord may immediately draw down on the letter of credit, and hold the proceeds thereof as a cash security deposit or apply in accordance with the terms hereof.  In the event that the letter of credit Security Deposit is lost or destroyed, Tenant shall upon request by the then current beneficiary, cause a replacement letter of credit to be issued (provided proper affidavit by the beneficiary is made regarding the loss or destruction of the letter of credit).

5.
Tenant’sUse and Covenants.

5.1
Subject to Section 5.2, the Premises shall be used and occupied by the Tenant only for office use under the business name of E-OIR Technologies, Inc. and for no other use.

5.2
Prohibited Uses; Covenants of Tenant.  Tenant shall not use, or permit the use of, all or any part of the Premises for any disorderly, illegal or hazardous purpose and will not manufacture any commodity therein other than computer software.  Tenant shall not use, or permit the use of, all or any part of the Premises for any purpose that interferes with the use or enjoyment by other tenants of any portion of the Building, nor which, in Landlord’s opinion, impairs, or might impair, the reputation or value of the Property.  Tenant shall not use utility services in excess of amounts reasonably determined by Landlord to be within the normal range of demand for general office use.  Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises.  Tenant shall keep the Premises in a neat and clean condition.  Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant’s business, upon the leasehold estate created by this Lease or upon the Tenant’s fixtures, furnishings or equipment in the Premises.  Tenant shall not strip, overload, damage or deface the Premises, or the hallways, stairways, elevators, parking facilities or other public areas of the Building, or the fixtures therein or used therewith, nor permit any hole to be made in any of the same. Tenant shall not install any equipment of any kind or nature which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building, without first obtaining the written consent of Landlord to be withheld in Landlord’s sole discretion, except if the additions relate to the HVAC or electrical system in connection with partitioning or creating new office areas, and the building systems are not adversely affected, then Landlord’s consent shall not be unreasonably withheld.  Tenant shall comply with the Requirements (as hereinafter defined).  Tenant will not use or occupy the Premises in violation of any Requirement. If any governmental authority, quasi-governmental authority, mortgagee or insurance company shall contend or declare that the Premises are being used for a purpose which is in violation of any Requirement, then Tenant shall, upon five (5) days’ notice from Landlord, immediately discontinue such use of the Premises, unless such use is of such a nature that, in Landlord’s reasonable judgment, a more expeditious discontinuance is required, in which case Tenant shall immediately discontinue such use.  If thereafter the party asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default herein, Landlord shall have the right to terminate this Lease forthwith.  Tenant shall indemnify and hold Landlord harmless from and against any and all liability for such violation or violations, which obligation shall survive the expiration or termination of this Lease.

The term “Requirements” as used herein shall mean all laws, statutes, ordinances, orders, rules, building codes, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, offices, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Building or any part thereof and/or the Premises, including, but not limited to, all those relating to environmental or trash disposal, hazardous waste and sorting, and Americans with Disabilities Act requirements. The Requirements shall also include all requirements of any present or future mortgagee or ground lessor of Landlord as to the manner of use, occupancy, maintenance, repair or condition of the Premises and/or the Building, and the requirements of the carriers of all fire insurance policies maintained by Landlord on the Building as well as the Landlord’s Rules and Regulations attached hereto as Exhibit C.

5.3
Tenant’s Maintenance.  Tenant, at Tenant’s sole expense, shall repair, maintain and replace any and all Supplemental (hereinafter defined) heating, ventilating and air conditioning equipment; Supplemental plumbing facilities, including without limitation, toilets, faucets and the like (exclusive of the incoming main water lines); any other Supplemental standard mechanical equipment; Supplemental electrical system; Supplemental lighting system, including without limitation, bulbs; Tenant’s telephone system; and any Supplemental access control or security system.  “Supplemental” shall mean any above building standard equipment or system, or any supplemental or stand alone equipment or system installed by or on behalf of Tenant or a former tenant serving the Premises; Supplemental shall specifically exclude the building-standard common area bathrooms.  Tenant shall maintain a service contract with a licensed and bondable mechanical contractor approved by Landlord, with a scope of service acceptable to Landlord, for all of the HVAC equipment and systems Tenant is obligated to maintain hereunder, and shall provide a copy of the same to Landlord upon the execution thereof and any renewal thereof.

5.4
Floor Load; Prevention of Vibration and Noise.  Tenant shall not place a load upon the floor of the Premises exceeding the [100] pounds per square foot such floor was designed to carry, as determined by Landlord or its structural engineer.  Partitions shall be considered as part of the load.  Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as to properly distribute their weight.  Tenant’s business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building.  Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.

6.
Services Furnished by Landlord.

Landlord shall furnish services, utilities, facilities and supplies as shown on the Landlord Services list attached as Exhibit B.  If Landlord furnishes any additional services at Tenant’s request, such services shall be charged at reasonable rates established by Landlord, which shall be considered additional rent.

6.1
Repairs and Maintenance.  Landlord shall repair and maintain the Common Areas and structural portions of the Building and the basic (i.e., non-Supplemental) plumbing, electrical, mechanical and heating, ventilating, and air-conditioning and sprinkler (if any) systems therein, including the roof and windows, the costs of all of which shall be Operating Expenses.  In the event, however,  that any such repairs are necessitated by reason of any act or omission by Tenant, its employees, agents, licensees, invitees, contractors or anyone entering the Premises by force, Tenant agrees to promptly, upon demand, reimburse Landlord for the full costs thereof.  It is expressly understood that Landlord has no obligations hereunder except for those which are expressly stated herein or which are non-waivable under applicable law.  Except as expressly set forth above, all other repairs and maintenance to the Premises shall be the responsibility of Tenant.

6.2
Quiet Enjoyment.  Upon Tenant’s paying the Rent and performing its other obligations hereunder, Landlord gives the covenant of quiet enjoyment of the Premises to Tenant, subject to the provisions hereof and the terms of any mortgage, deed of trust or ground lease to which this Lease is subordinate.

6.3
Insurance.  Landlord shall insure the Property, including the Building (with limits no less than eighty percent of the actual replacement cost of same) against damage by fire and standard extended coverage perils, and shall carry public liability insurance, all in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar Building in the area.  Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable.  Tenant shall have no right to any proceeds from such policies. Landlord shall not carry any insurance on any of Tenant’s property, and shall not be obligated to repair or replace any of Tenant’s property.

6.4
Changes by Landlord.  Landlord may at any time make any changes, additions, improvements, repairs or replacements to the Property, including the Common Areas, that it considers desirable.  In so doing, Landlord may use or temporarily close or reconfigure any of the Common Areas, or permanently change their configuration.  Landlord shall use reasonable efforts to minimize interference with Tenant’s normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant.  Landlord may also discontinue any facilities or services provided as part of the Common Areas or as common facilities if such areas or facilities are not described in Building services in Exhibit B.

6.5
 Failure to Provide Services and Repairs.  Landlord shall not be liable for any failure to perform any act or provide any service required hereunder unless Tenant shall have given written notice of such failure, and provided such failure is susceptible to being cured and such failure continues for at least thirty days thereafter.  Notwithstanding the foregoing, in the event of interruption or termination of utility services to the Premises or the Building or Landlord’s failure to provide any other required service hereunder, which failure is caused by factors beyond Landlord’s reasonable control, then Landlord shall not be liable to Tenant in any such event, and such event shall not constitute constructive eviction or give rise to any rental abatement or reduction or any other liability of Landlord to Tenant.  Tenant hereby waives any right to make repairs or provide maintenance at Landlord’s expense under any law or ordinance.  If because of such interruption or termination of services required to be provided by Landlord hereunder the Premises remain untenantable for reasons other than (i) force majeure or (ii) any act or omission of Tenant or its employees, agents, contractors or invitees for a period of more than ten (10) consecutive business days, rent shall thereafter abate on an equitable basis during the period of untenantability.

7.
Alterations.

Tenant shall not make or permit to be made any alterations, additions, modifications or improvements to the Premises (including without limitation painting and carpeting) without the prior written consent of Landlord, which consent will not be unreasonably withheld, provided that such alterations, additions, modifications or improvements are not structural or involve Building systems in which case Landlord’s consent may be withheld in Landlord’s sole discretion.  If Tenant desires to make any such alterations, additions, modifications or improvements, a duplicate set of plans for the same shall first be submitted to and approved by Landlord and Landlord shall have the right to request reasonable revisions and corrections to the plans, all of which corrections and revisions shall be incorporated by Tenant (with revised duplicate sets delivered to Landlord).  All such work shall be done by Tenant, at its own expense, and Tenant agrees that all such work shall be done in a good and workmanlike manner (Landlord having the right to approve all contractors, all of whom shall be bonded and properly licensed) in accordance with the approved plans therefor and all applicable Requirements, that the structural integrity of the Building shall not be impaired, that no liens shall attach to the Premises or the Property by reason therefor, and that Tenant will secure all necessary permits pertaining to the aforementioned alterations, additions, modifications or improvements.  Tenant shall reimburse Landlord upon demand therefor for all reasonable costs and expenses incurred by Landlord in connection with its review of such plans and the inspection of the work contemplated thereby.  Tenant has no authority or power, express or implied, to create or cause to be created or to consent to any lien, charge or encumbrance of any kind against the Premises or the Property.  Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord’s interest in the Property or any part thereof, shall keep the title to the Property and every part thereof free and clear of any lien or encumbrance with respect to such work and shall indemnify and hold harmless Landlord against any claim, loss, lien, cost, demand or legal or other expense, whether in respect of any lien, injury to person or property (including the Building) or otherwise, arising out of the work performed or to be performed at the Premises or the supply of material, services or labor for such work.  Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has knowledge and which affects the title to the Property or any part thereof and shall cause the same to be removed within ten (10) days, failing which Landlord may take such action as Landlord deems necessary to remove the same and the cost thereof (including reasonable attorneys’ fees) shall be immediately due and payable by Tenant to Landlord.  All alterations, additions, improvements and fixtures (other than Tenant’s personal property, provided the same are installed at no cost or expense to Landlord) which may be made or installed by either party upon the Premises shall be and remain the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Premises to its original condition, taking into account normal wear and tear, at Tenant’s sole cost and expense and Tenant shall pay the entire cost of such removal.  If Tenant fails to remove such property and restore the Premises as aforesaid, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) days after Tenant’s receipt of Landlord’s written demand therefor.  In connection with the installation of any alterations, additions, modifications and improvements, including without limitation, any described in Article 2 hereof, Tenant shall be responsible for and pay any construction management fee charged by the property manager, provided the fee does not exceed ten percent (10%) of the sum of hard costs, soft costs and permit fees of any such installation of alterations, additions, modifications or improvements; provided, however, that the construction management fee shall not exceed five percent (5%) with respect to the initial Tenant Improvements described in Section 2.4.

8.
Hazardous Substances and Environmental Issues.

8.1
Hazardous Substances.  Tenant (a) shall not use, process, release, discharge, generate, treat, store, transport or dispose of any Hazardous Substances on, in, under or through the Premises or Property (other than substances necessary for the proper operation of business machines (e.g., photocopying machines and printers)), and (b) shall prohibit its employees, licensees, subtenants, invitees and third party contractors from using, processing, releasing, discharging, generating, treating, storing or disposing of any Hazardous Substances on, in, under or through the Premises or Property, in either case in quantities or concentrations or in a manner which would violate any applicable Requirement.  In addition to any other obligation or liability that Tenant may have hereunder or under applicable law, if Tenant or any of Tenant’s employees, licensees, subtenants, invitees or third party contractors uses, processes, releases, discharges, treats, generates, stores, transports or disposes of any Hazardous Substance on, in, under or through the Premises or the Property in violation of the terms of this Lease or applicable law, then Tenant upon discovering same or upon notice from Landlord or any governmental authority shall immediately remove such Hazardous Substance from the Premises and the Property at Tenant’s sole cost and expense in accordance with all applicable Requirements.  Tenant hereby indemnifies and holds Landlord harmless from any loss, cost, claim, damage or expense including reasonable attorneys’ fees arising out of a breach by Tenant of its obligations under this Section, which indemnification obligation shall survive the expiration or termination of this Lease.  For purposes hereof the term “Hazardous Substances” shall mean any and all substances (whether liquid, solid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words or terms of similar regulatory effect under any present or future Requirement or that may have a negative impact on human health, safety or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, flammables and explosives.

8.2
Conservation and Environmental Policies and Programs.  Tenant shall comply with all conservation and environmental protection programs and policies implemented by Landlord to comply with any mandatory or reasonable voluntary conservation or environmental protection program or policy promulgated by any governmental or quasi-governmental authority.  Landlord shall have no liability to Tenant and Tenant shall not, except as expressly provided in the last sentence of Section 6.5 above, be entitled to any rebate or offset against Rent nor shall the same constitute constructive eviction if Landlord is unable to provide any of the services provided for in Article 6 because of Landlord’s compliance with any such mandatory program or policy.

9.
Insurance.

9.1
Fire Insurance.  Tenant agrees, in addition to the provisions of Article 8, that it will not do anything that will cause Landlord’s insurance against loss by fire or other hazards, as well as public liability insurance, to be canceled or the rates thereof increased or that will prevent Landlord from procuring same in acceptable companies and at standard rates.  Tenant will further do everything reasonably possible and consistent with the conduct of Tenant’s business to obtain the lowest possible rates for insurance on the Premises.  If, however, the cost to Landlord of obtaining insurance on the Premises (or the Building in which the Premises are located) is increased due to the Tenant’s operations during the occupancy thereof, Tenant agrees to pay, promptly upon demand, as additional rental, any such increase and such activity shall, at Landlord’s option constitute a Default hereunder.

9.2
Tenant’s Insurance. During the Term, Tenant shall obtain and maintain in force at Tenant’s sole cost and expense the following insurance:

9.2.1
Casualty Insurance.  Fire and Extended Coverage in the form of an “All Risk of Physical Loss” policy with extended coverage endorsement, including vandalism, malicious mischief, water damage, sprinkler damage, earthquake and flood coverage, and any other endorsement required by the holder of any fee or leasehold mortgage, in an amount equal to full replacement value, at the time of loss, of Tenant’s personal property, leasehold improvements and trade fixtures located at the Premises from time to time as well as alterations and improvements made by the Tenant.  Such amount shall provide for replacement cost and shall be subject to a deductible amount no greater than that reasonably acceptable to Landlord.  Landlord agrees that a deductible amount of Ten Thousand Dollars ($10,000) is acceptable to Landlord.  Notwithstanding the foregoing, Tenant shall not be required to carry earthquake or flood insurance unless any lender holding a mortgage or deed of trust on the Building requires earthquake or flood insurance or such insurance is generally being required by landlords leasing space in the Washington, D.C. metropolitan area.

9.2.2
Liability Insurance.  Commercial General Liability Insurance on an “occurrence” basis for the benefit of Landlord, Agent (hereinafter defined) and Landlord’s property management company(ies) (if other than Agent) and any mortgagee as additional insureds against claims for “personal injury” liability, including (without limitation) bodily injury, death or property damage liability with a limit of not less than One Million Dollars ($1,000,000) in the event of “personal injury” including death to any number of persons or of damage to property arising out of any one “occurrence” and Two Million Dollars ($2,000,000) aggregate;  any such insurance may be furnished under an “umbrella” policy with Landlord’s prior written consent, which shall not be unreasonably withheld so long as the amount of insurance covering the Premises is not reduced by losses occurring at other locations.  Such amount shall be subject to a deductible amount no greater than that reasonably acceptable to Landlord.  Landlord agrees that a deductible amount of Ten Thousand Dollars ($10,000) is acceptable to Landlord.  The policy shall insure performance by Tenant of the indemnity provisions of Section 9.5.  The limits of any such insurance shall not, however, limit the liability of Tenant under this Lease.

9.2.3
Worker’s Compensation.  Worker’s compensation insurance (including employees’ liability insurance) in the amount covering all employees of Tenant employed at or performing services at the Premises, in order to provide the statutory benefits required by the laws of the Commonwealth of Virginia.

9.2.4
Business Interruption.  Business interruption insurance, providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than one year for: (a) the net profit that would have been realized had the business continued; and (b) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness, charges under noncancellable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums and depreciation.  With respect to the initially named Tenant only (E-IOR Technologies, Inc.), this Section 9.2.4 shall be waived.

9.2.5
Other Insurance.  Such other insurance as Landlord or any mortgagee may reasonably require including, without limitation, builder’s risk insurance during the course of any improvements, alterations, additions or modifications to the Premises other than those completed by the Landlord under Sections 2.3 and 2.4.1 above.

9.3
Insurance Policies and Insurers.  All insurance policies required to be obtained and maintained by Tenant under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Virginia and with a rating of at least “A” in A.M. Best’s Key Rating Guide and at least “X” in A.M. Best’s Financial Rating Guide, shall be written as primary policies and not contributing with or in excess of any coverage which Landlord may carry, shall provide that the policy may not be canceled or amended or the coverage thereunder reduced unless Landlord and each other party designated as an additional insured or loss payee thereunder shall have received thirty (30) days prior written notice, shall contain a provision or have the effect that Landlord and any other parties in interest shall be entitled to recover under those policies for any covered loss occasioned to them, notwithstanding any act or omission of Tenant or any other named insured and shall otherwise be in form and content reasonably satisfactory to Landlord.  Tenant shall furnish to Landlord, prior to the Commencement Date, and within thirty (30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, reflecting the coverages required by this Article 9, and a copy of each insurance policy.  Landlord, its successors and assigns, Landlord’s property management company(ies) and each nominee of Landlord holding any interest in the Premises shall be designated as an additional insured and as a loss payee, as applicable, under each policy of insurance (other than those for worker’s compensation) maintained by Tenant pursuant to this Article 9.  The premiums on any policy which Tenant is required to carry pursuant to this Article 9 shall be paid when due.  Upon payment of such premiums, reasonable evidence of payment shall be provided to Landlord.  Tenant shall immediately notify Landlord in the event that any of its insurance carriers cancel or modify any policy of insurance and shall also notify Landlord at least thirty (30) days prior to changing insurance carriers or the modification or cancellation of any policy; provided, however, that the notification hereinabove required shall not relieve Tenant of its obligation to maintain continuously in effect the types and amounts of insurance specified in this Article 9.  If Tenant fails to provide evidence reasonably satisfactory to Landlord of Tenant’s timely compliance with the requirements of this Article 9, Landlord shall have the right, after written notice to Tenant, to place any and all of the insurance coverages set forth above and Tenant agrees to reimburse Landlord immediately upon demand, as Additional Rent, Landlord’s cost of such coverages.  From time to time, but in no event more frequently than once in any three-year period, Landlord shall have the right to reasonably adjust the dollar limits of coverage set forth in this Article 9 consistent with market recommendations.

9.4
Waiver of Subrogation.

9.4.1
Release.  Subject to the provisions of Subsection 9.4.2, Landlord and Tenant (on behalf of themselves and their respective agents, employees, third party contractors, subtenants, licensees, invitees and assignees) each release the other with respect to and agree that the other shall not be liable for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises, in the Building or on adjoining property or in any manner arising out of or connected with Tenant’s use of the Premises, whether or not caused by the negligence or other fault of Landlord or Tenant or any of their respective agents, employees, third party contractors, subtenants, licensees, invitees or assignees; in addition, however, that Tenant (and such other listed related parties) hereby also release Agent and Landlord’s property management company(ies) (if other than Agent) and agree that Agent and Landlord’s property management company(ies) (if other than Agent) shall not be liable in the same manner as Landlord.

9.4.2
Insurance Coverage.  The release and waiver contained in Subsection 9.4.1 shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons is covered by, or required hereunder to be covered by insurance (excluding liability insurance), regardless of whether such insurance is payable or protects the Landlord (and Agent and Landlord’s property management company(ies) if other than Agent) or Tenant or both.  Nothing in this Section 9.4 shall be construed to impose any other or greater liability upon either the Landlord (and Agent and Landlord’s property management company(ies) if other than Agent) or Tenant then would have existed in absence of this Subsection.

9.4.3
No Effect.  The release and waiver contained in Subsection 9.4.1 shall be in effect only so long as the applicable insurance policies contain a clause to the effect that such release and waiver will not affect the right of the insured to recover under such policies.  Such clauses shall be obtained by the parties in policies to be obtained by them whenever possible.

9.5
Indemnity.  Tenant shall indemnify, hold harmless and defend Landlord, and Agent and Landlord’s property management company(ies) if other than Agent, from and against any and all claims, demands, causes of action, loss, liability, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of, connected with or incidental to: Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein; or any act or omission by Tenant or any of Tenant’s agents, employees, third party contractors, subtenants, licensees, invitees or assignees; or any Default by Tenant under this Lease.  Tenant’s obligations under this Section 9.5 shall not apply to claims, demands, causes of action, loss, liability, costs or expenses to the extent resulting from the gross negligence or intentional misconduct of Landlord or its agents, employees or third party contractors.  Tenant’s obligations under this Section 9.5 as well as under any other indemnity provision set forth in this Lease shall survive the termination or expiration of this Lease.

10.
Permits - Compliance with Laws.

10.1
Permits.  Excluding the necessary building permits for the Tenant Improvements being performed under the control of the Landlord per Section 2 above, Tenant shall, at its own expense, promptly obtain from the appropriate governmental authorities and maintain in full force and effect during the Term of this Lease any and all permits, licenses and the like required to permit Tenant to occupy the Premises and conduct its business for the purposes herein stated. Tenant’s failure to satisfy this requirement shall not relieve the Tenant of its liability for all Rent from the Commencement Date.

10.2
Compliance with Laws.  Tenant shall continuously comply with and cause its employees, agents, contractors, invitees and licensees to comply with all Requirements applicable to Tenant’s use and occupancy of the Premises and the Common Areas.

11.
Assignment and Subletting.

Tenant agrees that it will not, by agreement, operation of law or otherwise, without Landlord’s prior written consent, (i) assign, transfer, or encumber the Lease, in whole or in part, or (ii) sublet, license or otherwise permit others to occupy the Premises, in whole or in part (all of the foregoing in clauses (i) and (ii) being referred to as a “Transfer”).  Landlord shall base its decision on consent to a Transfer upon, among other factors, the credit-worthiness, use, and reputation of the proposed transferee, assignee, sublessee, licensee or other occupant (a “Transferee”), and Landlord agrees that it will not arbitrarily withhold its consent.  No Transfer shall relieve or release Tenant from any liability or obligation under this Lease (and the transferring Tenant shall continue to have primary liability under this Lease, jointly and severally with the Transferee), nor shall any Transfer relieve or release any guarantor from any liability or obligation under any guaranty of this Lease.  Tenant hereby acknowledges that among other reasons and factors, Landlord's disapproval of any proposed Transfer shall be deemed valid and final if based upon any or all of the following factors:  (i) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term, or would result in any sublease premises or the remainder of the Premises (i.e., that not subleased) not having direct access to a Building common area corridor in manner which complies with applicable code; (ii) the net effective rent payable by the Transferee (adjusted on a rentable square foot basis) is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size space for a comparable period of time; (iii) the proposed Transferee is an existing tenant of the Building or is negotiating with Landlord; (iv) the proposed Transferee is a governmental entity; (v) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (vi) the use of the Premises by the Transferee (A) is not permitted by the use provisions hereof, or (B) violates any exclusive use granted by Landlord to another tenant in the Building (to the extent such exclusive is disclosed to Tenant); (vii) the Transfer would result in significant increase in the use of the parking areas or Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (viii) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; (ix) the Transferee is not in Landlord's opinion of reputable or good character or consistent with Landlord's desired tenant mix; or (x) the Transferee is a real estate developer or landlord or is acting directly or indirectly on behalf of a real estate developer or landlord.  Tenant further agrees that if it intends to Transfer the entire Premises, it will first notify Landlord in writing and Landlord shall have fifteen (15) days to notify Tenant that Landlord, at its option may accept a surrender of the Premises, in which event Landlord shall release Tenant from any further liability under this Lease from and after the date the Premises are surrendered.  Tenant agrees to pay Landlord a minimum fee of $500.00, plus any reasonable out-of-pocket costs incurred by Landlord, for services rendered in respect to each request for consent to a Transfer.  Any Transfer without Landlord’s prior written consent shall be a Default under this Lease, and at Landlord’s sole option, be deemed void.  Any Transfer to which Landlord consents shall not be effective until the Transferee executes an acknowledgement of Landlord’s consent to the Transfer, assignment or subletting on Landlord’s standard form, and unless Landlord’s otherwise agrees, any such Transfer shall be on Landlord’s standard form therefor.  Consent to any Transfer shall not be deemed a consent to any subsequent Transfer.  In the event of any Transfer (provided Landlord has not accepted a surrender of the Premises), any rent that Tenant receives in excess of the Rent per Article 3 shall be split 50/50 between Landlord and Tenant.  For the purposes of the foregoing, any transfer, direct or indirect (e.g., through transfer of ownership interests in the ownership entity or further upstream entity) of the ownership interests in Tenant (whether stock, partnership interests or membership interests or other), whether in one or more successive transfers, of either (i) a controlling interest, or (ii) more than twenty-five percent (25%) interest, shall be deemed an assignment.

12.
Subordination.

Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any leases, mortgages, deeds of trust, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof.  Tenant shall, at any time hereafter, within ten (10) days following request therefor, execute any instruments, leases or other documents that may be required by any ground lessor, mortgage, mortgagee, deed of trust, beneficiary, trustee or underlying owner or Landlord hereunder to confirm Tenant’s subordination of its interest hereunder to the lien of any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute an immediate Default hereunder.

13.
Attornment.

Tenant agrees that upon any termination of Landlord’s interest in the Premises, Tenant will, upon request, attorn to the person or organization then holding title to the Property or Landlord’s prior interest therein (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations contained in this Lease, and Tenant will execute and deliver to Landlord (and Landlord’s mortgagee) and any Successor, such instruments as may be required by such person confirming same.

14.
Property Loss or Damage.

14.1
Landlord’s Responsibility.  Subject to the provisions of Section 14.2, Tenant hereby expressly agrees that Landlord (and Agent and Landlord’s property management company(ies) if other than Agent) shall not be responsible in any manner for any damage or injury to the person or property of Tenant or any other person or business directly or indirectly caused by (i) dampness or water, whether due to a break or leak in any part of the roof, heating, or plumbing within the Premises, or in the Building in which the Premises are located, no matter how caused; (ii) theft; (iii) fire or other casualty; (iv) any other cause whatsoever.

14.2
Landlord’s Liability for Damages.  Landlord shall only be liable for actual damages or injury to person or property of Tenant or of any other person or business where (i) notice in writing of any defect which Landlord is obligated under the terms of this Lease to correct and which caused such damage or injury, has been given in sufficient time before the occurrence of such damage or injury to have enabled Landlord to correct such defect, and (ii) then only if such damage or injury is due to Landlord’s gross negligence in performing its obligations hereunder, and (iii) Landlord is not released, deemed not liable or indemnified therefrom elsewhere herein.

15.
Tenant’s Failure to Perform.

In the event that Tenant fails to do any act or make any payment or perform any term or covenant on Tenant’s part required under this Lease or otherwise fails to comply herewith, after expiration of any applicable cure period, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without any further notice, and without relieving Tenant of any of its obligations hereunder, perform the same on the account that Tenant has failed to do so; provided however, that it is understood that the cure period in Section 21 shall not apply with respect to (x) obligations relating to maintenance of insurance, and removing or bonding a lien, which shall be governed by Sections 7 and 9 respectively; and (y) repair of the Premises or other parts of the Property, in which case Landlord shall not exercise such right until the expiration of fifteen (15) days’ written notice from Landlord (except in the case of an emergency in which case no such notice shall be required, and immediate exercise is permitted). If Landlord makes any expenditures, or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys’ fees in instituting prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum from the date Landlord incurs such expense or cost, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.  All rights given to Landlord in this Article shall be in addition to any other rights or remedies of Landlord herein contained or otherwise available.

16.
Landlord’s Right to Show and Inspect Premises.

Tenant agrees that Landlord may, within the last nine (9) months of the Lease term, display a “For Lease” or “For Sale” sign on the Premises and show prospects through the Premises at any reasonable time, with twenty-four (24) hours’ prior notice to allow Tenant to arrange for escorted tours.  In addition, Landlord may, during any reasonable time or times, before and after the Commencement Date, enter upon the Premises, any portion thereof and any appurtenance thereto (with men and materials, if required) for the purpose of: (i) inspecting the same, (ii) making such repairs, replacements or alterations which it may be required to perform under the provisions of this Lease or which it may deem desirable for the Premises or the Building, including but not limited to repairs and improvements to space above, below and/or on the same floor as the Premises and/or (iii) performing any other acts required of or permitted to Landlord herein or under any applicable Requirement. Landlord agrees to give notice prior to any such entry and allow Tenant to escort Landlord through the Premises (but only if Tenant is available at the time of entry and Tenant shall not be obligated to escort Landlord) except that Landlord may enter without notice in the case of an emergency.  Tenant shall install an intrusion alarm system with motion detectors.  Tenant shall provide Landlord with a 24-hour emergency call number so Landlord can contact an employee of Tenant to de-activate the intrusion alarm system if after-hours emergency access without tripping the intrusion alarm is necessary.   In making such an entry, Landlord agrees to use reasonable efforts to avoid interfering with the regular and usual conduct of Tenant’s business and Tenant shall not interfere with the conduct of any such inspection or tour.

17.
Surrender at End of Term.

Tenant shall vacate the Premises at the expiration or other termination of this Lease, and except as otherwise provided, shall remove all goods and effects not belonging to Landlord (including without limitation all wiring and cabling including those running outside of the Premises), and any leasehold alterations, additions, improvements and fixtures to be removed from the Premises by Tenant pursuant to the terms of Section 7 hereof, and shall surrender possession of the Premises and all fixtures and systems thereof not required to be removed, in good repair and good working condition, reasonable wear, tear and damage by casualty for which Tenant is not responsible hereunder excepted and Tenant shall otherwise comply with Section 7 hereof.  If Tenant shall fail to perform any of the foregoing obligations, Landlord is hereby expressly authorized to do so on Tenant’s behalf and at Tenant’s sole cost and expense, and Landlord may sell such articles on the Premises as Landlord in its sole discretion deems saleable, and may dispose of others in any manner which it chooses.  Tenant shall pay and be liable for any and all costs and expenses incurred by Landlord hereunder.  The proceeds of any such sale shall be applied toward the expenses thus incurred as well as any other outstanding obligations of Tenant under this Lease and Tenant agrees to pay any remaining balance promptly.

18.
Holding Over.

If Tenant shall not immediately surrender possession of the Premises at the termination or expiration of this Lease, Tenant shall become a month-to-month Tenant, at twice the Basic Monthly Rent and Additional Rent in effect just prior to termination or expiration of this Lease, said rental to be payable in advance.  Notwithstanding the foregoing, the Landlord shall continue to be entitled to re-take possession of the Premises immediately upon the expiration of the term hereof or, without notice, at any time prior to accepting the rent payment for the next ensuing month , and the Tenant hereby agrees that all of the obligations of the Tenant and all rights of the Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid.  Tenant further agrees that it shall be liable for any damages suffered by Landlord by reason of Tenant’s failure to immediately surrender the Premises.

19.
Destruction - Fire or Other Casualty.

In case of partial damage to the Premises by fire or other casualty, insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damage are subject to and, in fact, are under the control and use of Landlord, shall thereupon cause such damage to all property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control and to the extent that the Premises are rendered actually untenantable, the rent shall proportionately abate, unless Tenant cannot materially conduct business, in which case the Premises shall be deemed untenantable.  Notwithstanding the foregoing, if such partial damage is due to the fault or neglect of Tenant or those employing or retaining the services of Tenant, or Tenant’s servants, employees, agents, contractors, licensees, invitees or visitors, or to the extent that insurance proceeds respecting such damage are not subject to and, in fact, are not under the control and use of Landlord, the damage shall be repaired by Landlord at Tenant’s expense and there shall be no apportionment or abatement of rent.  In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord’s opinion, to restore for the use of Tenant, as specified in Article 5 hereof, or Landlord shall decide not to repair or rebuild the Building, then Landlord may elect to terminate this Lease upon written notice to Tenant and this Lease shall expire by lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but such termination shall not release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder or any other obligations which expressly survive the termination of this Lease.  In no event shall Landlord have any obligation to repair or restore any of Tenant’s improvements or property provided, further, that in the event Landlord repairs or restores the Premises, Tenant shall promptly restore all of Tenant’s improvements, fixtures, equipment and other property damaged in such casualty.  The provisions of any statute causing a Lease termination or otherwise granting a party the right to terminate the Lease by reason of fire or other casualty are hereby waived and superceded by this Section 19.

20.
Eminent Domain.

If the entire Premises shall be substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate.  If only a portion of the Premises shall be so taken, leased or condemned as a result of such partial taking, and Tenant is reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall not terminate, but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in an amount thereof proportionate to the area of the Premises so taken, leased or condemned.  If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Premises had been taken, leased or condemned.  In the event of a taking, lease or condemnation as described in this Article, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord other than for a rental abatement to the extent provided above, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result of or in settlement of such proceedings or threat.

21.
Defaults - Remedies.

21.1
Tenant Defaults.  In addition to any other event under this Lease which is denominated a “Default,” the occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

21.1.1
Vacating.  The vacating of the Premises by Tenant for more than five (5) consecutive days, or the abandonment of the Premises by Tenant.

21.1.2
Payment.   The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due.

21.1.3
Performance.  The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than described in Subsection 21.1.2 hereinabove or elsewhere herein, where such failure shall continue for a period of  ten (10) days after written notice thereof from Landlord to Tenant, or if the nature of the Tenant’s default cannot be cured in such ten (10) day period, if Tenant fails to commence such cure within said ten (10) day period  or thereafter fails to diligently prosecute such cure to completion, within thirty (30) days of the original notice.

21.1.4
Assignment.  The making by Tenant or any guarantor of this Lease of any general assignment or general arrangement for the benefit of creditors, filing by or against Tenant or any such guarantor of a petition to have Tenant or such guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant or such guarantor, the same is dismissed within sixty (60) days), the appointment of a Trustee or receiver to take possession of substantially all of the Tenant’s assets located in the Premises or the Tenant’s interest in this Lease or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease.

21.1.5
Execution or Attachment.  Tenant’s interest in this Lease is taken in execution or in attachment or a writ of execution is issued against Tenant.

21.1.6
Non-Payment of Debts.  Tenant or any guarantor of Tenant’s obligations under this Lease generally does not pay its debts as they become due, unless such debts are the subject of a bona fide dispute, or admits in writing its inability to pay its debts.

21.1.7
Taking Possession.  The failure of Tenant to take possession of the Premises within fifteen (15) days of the Commencement Date.

21.2
Remedies.  Upon the occurrence of a Default and at any time thereafter, in addition to any other rights and remedies Landlord may have under this Lease or at law or in equity, whether or not Tenant abandons the Premises, Landlord shall have the option, in its sole discretion, to do any one or more of the following: (i) terminate this Lease by any lawful means in which case Tenant shall immediately surrender possession of the Premises to Landlord, (ii) re-enter the Premises, without terminating this Lease, and remove any property from the Premises, in which case Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease including the right to recover all Rent and other amounts as they become due and (iii) pursue any other or additional right or remedy now or hereafter available to Landlord under the law of the jurisdiction where the Building is located.  No re-entry or re-taking of possession of the Premises by Landlord hereunder or other action on Landlord’s part shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.  Landlord’s election not to terminate this Lease pursuant to clause (i) above shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

21.2.1
Reletting of Premises.  Whether or not this Lease or Tenant’s right of possession is terminated following such Default, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alterations of the Premises) as Landlord, in its sole discretion, may deem necessary or appropriate, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting; provided, however, that notwithstanding the foregoing, in the event that Tenant presents one or more prospective tenants to Landlord, Landlord shall consider in good faith reletting the Premises or any portion thereof to any such prospective tenants, provided such tenants are, among other things, of the kind, type, reputation, creditworthiness and quality typically found in similar buildings.

21.2.2
Damages.  Whether or not this Lease or Tenant’s right of possession is terminated following such Default, Tenant nevertheless shall remain liable for:

(a)
all Basic Monthly Rent and Additional Rent (including, without limitation, all damages sustained by Landlord by reason of the Default) which have become due until the expiration of the Term or sooner termination of the Lease (less the amount of rental, if any, that Landlord actually receives during such period from others to whom the Premises is rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord)), and all costs, fees and expenses (including, without limitation, reasonable attorneys’ fees, brokerage fees, and expenses incurred in placing the Premises in first-class rentable condition including, without limitation, alterations of the Premises), incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time (all such Basic Monthly Rent, Additional Rent, damages, costs, fees and expenses are herein called “Accrued Damages”); and

(b)
additional damages commencing as of the day following the last day Accrued Damages are applicable (herein called “Termination Damages”, which, at the election of Landlord, shall be either (provided that Landlord may initially elect under Section 21.2.2(b)(i),  and subsequently at any time elect under Section 21.2.2(b)(ii) for the remaining applicable period at the time of such election):

(i)
An amount equal to the Basic Monthly Rent and Additional Rent that would have become due during the remainder of the Term, and, to the extent not included in Accrued Damages above, all costs, fees and expenses (including, without limitation, reasonable attorneys’ fees, brokerage fees, and expenses incurred in placing the Premises in first-class rentable condition including, without limitation, alterations of the Premises), incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time, less the amount of rental, if any, that Landlord actually receives during such period from others to whom the Premises is rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Termination Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the last day Accrued Damages are applicable and continuing until the date on which the Term would have expired but for Tenant’s Default.  Separate suits or actions may be brought to collect any such Termination Damages for any month or months, and such separate suits or action shall not in any manner prejudice the right of Landlord to collect any Termination Damages for any subsequent month or months by similar proceedings, or Landlord may defer any suits or actions until after the expiration of the Term; or

(ii)
The amount determined by subtracting (A) the present value (as of the first date Termination Damages are applicable) of the fair rental value of the Premises for the remainder of the Term (in determining such fair rental value, the Basic Monthly Rent and operating cost charges then being paid by tenants for comparable space in comparable buildings in equally desirable locations in the Fredericksburg regional area shall be considered), from (B) the present value (as of the first date Termination Damages are applicable) of all Basic Monthly Rent and Additional Rent that would have become due during the remainder of the Term (with such present values being determined using a discount rate of eight percent (8%) per annum), which Termination Damages shall be payable to Landlord in one lump sum on demand.  For this purpose, Additional Rent shall be calculated on the basis that Tenant’s Proportionate Share of increases in Operating Expenses and Taxes would increase at the rate such expenses have generally increased in the Fredericksburg regional area for comparable Buildings during the preceding five (5) years, as reasonably determined by Landlord.

21.2.3
Possession of Premises.  Whether or not this Lease is terminated by reason of Tenant’s Default, Landlord may immediately or at any time after the occurrence of a Default reenter and take possession of the Premises, either by summary dispossess proceedings, an action for ejectment or by any other suitable action or proceeding at law or in equity, and the provisions of this Article 21 shall operate as a notice to quit.  Tenant hereby expressly waives the right to receive any other notice to quit or of Landlord’s intention to reenter the Premises.

21.2.4
Cumulative Remedies.  Each right and remedy of Landlord provided for in this Lease and each right or remedy now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative.  The exercise or beginning the exercise of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise shall not preclude the simultaneous or later exercise of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise.

21.2.5
Eviction of Tenant.  Tenant hereby expressly waives any and all right of redemption granted by or under any present or future law if Tenant is evicted or dispossessed for any cause or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.  In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder or to make any such tenant a party to any action brought by Tenant against Landlord.

21.3
Landlord Default.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event, sooner than ten (10) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of the Landlord’s obligation is such that more than ten (10) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such ten (10) days and thereafter diligently prosecutes the same to completion.

21.4
Agent’s Authority.  While the Agent shall be collecting the rentals due from the Tenant, it is hereby authorized by the Landlord to expend such sums as may be reasonably necessary in connection with the enforcement of payment of rental and the securing or possession of the Premises in case of Tenant’s default.  All such sums expended by the Agent or the Landlord shall be payable by the Tenant as Additional Rent promptly upon demand therefor. The Landlord agrees to pay the Agent any of such expenses not so reimbursed promptly upon demand.

22.
Several Liability.

If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venture or partner shall be deemed to be jointly and severely liable for the payment of the entire rent and other payments specified herein and all other duties and obligations of the Tenant hereunder.

23.
Estoppel Certificates.

Tenant agrees at any time and from time to time, within ten (10) days following a request therefor, to execute, acknowledge and deliver to Landlord and/or Landlord’s mortgagee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and such other matters as Landlord or mortgagee may reasonably request, it being intended that any such statement delivered hereunder may be relied upon by Landlord, any mortgagee, any prospective mortgagee, any purchaser of the Property and any prospective purchaser or investor in the Property.  Tenant’s failure to execute and deliver any such estoppel certificate within such ten (10)-day period shall constitute an immediate Default hereunder.

24.
Notices.

All notices, demands and requests required under this Lease shall be in writing.  All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, by hand delivery or by reputable overnight courier service, addressed to the parties at the following street addresses (in no event are P.O. Box addresses acceptable):

Landlord:
c/o Bernstein Management Corporation
5301 Wisconsin Avenue, N.W., Suite 600
Washington, D.C.  20015
Attn.  Vice President - Commercial
and
Bernstein Management Corporation
5301 Wisconsin Avenue, N.W., Suite 600
Washington, D.C.  20015
Attn.  General Counsel

Tenant:
at the Premises

and
Markland Technologies, Inc.
at the Premises

Either party may designate a change of address by written notice to the other party delivered in the manner permitted hereunder; provided, however, that Tenant may not increase the number of addresses listed, and any attempt to do so shall be null and void to the extent of the excess addresses listed in any notice change of address.

Notices, demands and requests which shall be served by registered or certified mail in the manner aforesaid shall be deemed sufficiently received and given for all purposes hereunder two (2) days after the time such notice, demand or request shall be mailed by United States registered or certified mail as aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Government.  Notices, demands and requests which shall be served by hand delivery shall be deemed sufficiently received and given for all purposes hereunder at the time of delivery (or if delivery is refused, at time of attempted delivery).  Notices, demands and requests which shall be served by overnight courier service shall be deemed sufficiently received and given for all purposes hereunder at the time delivered to such overnight courier service (even if delivery is refused).  Any improper address (e.g., one not in existence or not recognized by the delivery company) shall be treated as a refusal of delivery once the notice is attempted.

25.
Separability.

If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.
Captions.

All headings in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as construction thereof.

27.
Successors and Assigns.

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of (i) Landlord and its heirs, distributees, executors, administrators, successors and assigns and (ii) Tenant and its heirs, distributees, executors, administrators, successors and permitted assigns. The term “Landlord” shall mean only the owner of the Building or the leases of the Building at the time in question so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this Lease.

28.
Governing Law.

This Lease shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Virginia.

29.
Incorporation of Prior Agreements.

This Lease contains all agreements of the parties with respect to any matters contained herein.  This Lease may be modified only in writing and signed by the parties in interest at the time of the modification.

30.
RESERVED.

31.
Signage.

Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon, or behind any windows or on any door, partition, wall or other part of the interior or exterior of the Building without the prior written consent of the Landlord, and then only in such place, size, color, number and style as approved by Landlord.  If such consent is given by Landlord, the cost of installing, inscribing or affixing the approved material (as well as the cost of removing and disposing of same at the termination or expiration of this Lease) shall be charged to and be paid by Tenant, and Tenant agrees to pay same promptly and on demand.  Any signs which have been placed without Landlord’s prior approval may be immediately removed and disposed of by Landlord at Tenant’s expense.  Tenant shall be responsible for keeping any Tenant sign in an aesthetic, first class, and good condition, unless Landlord elects to maintain the sign, and in either case, Tenant shall be responsible for all maintenance costs of the sign.  Subject to Landlord’s prior written consent as to location, size, material and color (not to be unreasonably withheld) and Tenant’s compliance with the Requirements, Landlord agrees to allow Tenant to affix its standard graphics for suite entry signage.  Landlord shall provide a listing of Tenant’s name on the lobby directory, the costs for which may be Operating Expenses hereunder.

32.
Miscellaneous.

32.1
General.  As used in this Lease, and where the context requires: (a) the masculine shall be deemed to include the feminine and neuter and vice versa; and (b) the singular shall be deemed to include the plural and vice versa.  Reference to “days” shall mean calendar days, unless the phrase “business days” is expressed.

32.2
Waiver of Jury Trial.  Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises.

32.3
Attachments to Building.  Tenant covenants and agrees that it shall not attach or place awnings, antennas or other projections to the outside walls, the roof or any exterior portion of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord.

32.4
Storage Outside Premises.  Tenant further covenants and agrees that it shall not pile or place or permit to be placed any goods on the sidewalks or parking lots in the front, rear or sides of the Building, or to block said sidewalks, parking lots and loading areas and not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of the Landlord.

32.5
Rules and Regulations.  Tenant shall abide by and observe, and Landlord shall not arbitrarily enforce, the rules and regulations promulgated by Landlord for the operation and maintenance of the Building and such changes thereto and such additional reasonable rules and regulations that Landlord promulgates from time to time during the Term, so long as such changes or additional rules and regulations are not inconsistent with this Lease, do not restrict the use of the Premises by Tenant for the uses permitted by Article 5 and reasonable notice of the changes or additions is given to Tenant.  Such rules and regulations, together with any such changes and additions, are called the “Rules and Regulations” in this Lease.  The Rules and Regulations in effect on the date of this Lease are set forth on Exhibit C.

32.6
Liability of Landlord.  Except for insurance proceeds which Tenant may be entitled to under this Lease, Tenant agrees to look solely to Landlord’s interest in the Building for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any liability by Landlord.  Except as provided above, no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises, or any other liability of Landlord to Tenant.  In no event shall any partner, shareholder, director, officer, employee or agent of Landlord incur any personal liability under this Lease and no such liability shall be sought, obtained or enforced.

32.7
Time of Essence.  Time is of the essence with respect to each and every obligation of Tenant hereunder.

32.8
Waivers.  No failure by Landlord to insist upon the strict performance of or compliance with any covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, regardless of any notation to the contrary accompanying such payment, shall constitute a waiver of any such breach or of such covenant or condition. No covenant or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by written instrument executed by the other party and specifically consenting to the particular waiver, alteration or modification.  No waiver of any breach shall affect or alter this Lease, but each and every covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.  Neither reentry by Landlord in accordance with the provisions of this Lease nor acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease and neither of those events shall relieve Tenant of Tenant’s obligations to pay Rent and to perform and comply with all of the other covenants and conditions of this Lease to be performed or complied with by Tenant.  Except as may be expressly provided herein, if at all, Tenant has no rights to terminate this Lease, and the provisions of any law to the contrary are hereby waived.

32.9
Attorneys’ Fees.  If legal action is brought with respect to this Lease, the substantially prevailing party shall be entitled to reimbursement of attorneys’ fees, expert fees and court costs (including those on any appeal) from the non-substantially prevailing party.  For the purpose of the foregoing, if judgment for any rent is entered in favor of Landlord, it shall be deemed that Landlord has substantially prevailed in such action.

32.10
Parking.  All parking areas for the Property shall be under the sole and exclusive control of Landlord, and, except to the extent parking spaces are leased or offered for lease at the Property, shall be available for the general use in common by all tenants, their officers, agents, employees and visitors.  All parking areas are subject to reasonable rules for the use thereof which may from time to time be designated by Landlord, including but not limited to rules designating areas for employee parking, controlling of ingress and egress, parking charges, arrangement of spaces and general maintenance of the parking areas.  Tenant shall be entitled to free unreserved parking at a ratio of 4.0 spaces per 1,000 rentable square feet leased.

32.11
Waiver of Notice. Tenant waives statutory notice to quit prior to commencement of an action for summary possession for non-payment of rent.

32.12
No Partnership.  Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or create any other relationship between the parties hereto other than that of landlord and tenant.

32.13
No Representations by Landlord.  Neither Landlord nor any agent, representative or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to or acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, shall accept the same “as is,” and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

32.14
Brokerage.  Landlordand Tenant each represent that they have had no dealing with any real estate broker or other person with respect to this Lease in any manner except with Grubb & Ellis Company.  Tenant agrees to indemnify and hold harmless Landlord from any claims for any fees or commissions that are payable to any other broker, individual or entity asserting a claim for a fee or commission with respect to this Lease, which indemnification obligation shall survive the expiration or termination of this Lease.

32.15
Reserved Rights.  Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):  (i) to change the street address and/or name of the Building, (ii) to make such changes, alterations, additions, improvements, repairs, or replacements in or to the Building, the Premises, or the Property, and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways, walkways, driveways, and parking areas thereof, as it may deem necessary or desirable, (iii) to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, walkways, driveways, and parking areas or other public parts of the Building or the Property, (iv) to erect, use, and maintain shafts, stacks, pipes, conduits, wires, appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks, or other Building facilities in and through the Premises, (v) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building.  Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises; provided that in its exercise of any or all of the foregoing rights, Landlord shall not unreasonably restrict Tenant's access to the Premises.

32.16
Counterparts.  This Lease may be executed in several counterparts, and all counterparts shall constitute one and the same instrument.

32.17
Financials.  Upon request by Landlord from time to time, Tenant shall, within ten (10) calendar days, provide to Landlord or to Landlord’s lender such financial information certified by Tenant to be true and correct as is reasonably necessary for Landlord or Landlord’s lender or any prospective lender or purchaser, as the case may be, to evaluate the creditworthiness of Tenant (including without limitation, tax returns and a statement reflecting all of Tenant’s assets and the nature of Tenant’s interest therein).

32.18
Notice to Lender.  In the event of any default by Landlord hereunder, Tenant shall, prior to pursuing any right or remedy available to Tenant hereunder, send to any lender of which Tenant has notice (the “Mortgagee”), by certified mail, return receipt requested, a notice specifying the default by Landlord, whereupon such Mortgagee shall have the right, but not the obligation, to cure such default on behalf of Landlord, which cure shall be accepted by Tenant, and such Mortgagee shall be afforded a reasonable period of time to do so, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.  Tenant shall have no right to take any other action as a result of Landlord's default unless and until Tenant complies with the provisions of this paragraph.  Nothing in this paragraph shall create any rights of Tenant that are not otherwise expressly provided elsewhere herein.

32.19
Agent.  Tenant is hereby notified that Landlord has appointed Bernstein Management Corporation as the “Agent” hereunder. Landlord has authorized said Agent to act for and in the name of the Landlord for any and all purposes under this Lease and subsequent amendments thereto, and Tenant shall direct any and all payments, notices and inquiries of any kind whatsoever pursuant to and regarding this Lease to the Agent in accordance with the terms set forth above. Landlord reserves the right to substitute any other person, firm or corporation as a successor Agent, upon written notice thereof by Landlord to Tenant. Tenant hereby acknowledges the authority of any such Agent to act for, and in the name of, the Landlord for any and all purposes under this Lease.  Without limiting any other provision herein, any release or indemnification of Landlord shall also apply to Agent and to any property management company(ies) if other than Agent.

32.20
Anti-Terrorism Representation.  Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord and Agent from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS OR ATTEST:
LANDLORD:
BDC Spotsylvania Avenue LLC

By:  Rock Creek Realty LLC, Sole Member

By:  Bernstein Development Corporation,
Managing Member

By:  /s/ Robert S. Sandler
Print Name:  Robert S. Sandler
Title:  Executive Vice President

EOIR Tech LS Final.doc

TENANT:
E-OIR Technologies, Inc

By:  /s/ Joseph P;. Mackin
Print Name:
Title:  President

EOIR Tech LS Final.doc

GUARANTY

The undersigned, Guarantors, hereby absolutely, irrevocably and unconditionally guarantee to  BDC Spotsylvania LLC, its legal representatives, successors, and assigns (collectively, “Landlord”), the full and faithful performance and observance by Tenant, its successors and assigns, of all terms, covenants, conditions, agreements, restrictions, and limitations of the Lease, including without limitation the payment of all rent and other obligations, howsoever denominated, and compliance with any rules and regulations prescribed by Landlord, together with the payment of all costs, attorneys’ fees, and other expenses incurred by Landlord in enforcing such performance and observation or enforcing the obligations under this Guaranty.

Guarantors further covenant that (1) the liability of the Guarantors is primary, shall not be subject to deduction for any claim of offset, counterclaim or defense which Tenant or Guarantors may have against Landlord, and Landlord may proceed against Guarantors separately or jointly, before, after or simultaneously with any proceeding against Tenant for default; (2) this Guaranty shall not be terminated or impaired in any manner whatsoever by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of such Lease, by reason of summary or other proceedings against Tenant, by the omission of Landlord to enforce any of its rights against Tenant, or by reason of any extension of time or indulgence granted by Landlord to Tenant or any other defense available to guarantors or sureties; (3) Guarantors expressly waive any requirement of notice of non-payment, non-performance or non-observance, or proof of notice or demand; (4) this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, amendment, additions, assignments, sublease, transfer or other modification of the Lease, whether or not currently contained in the Lease and whether or not the Guarantors have notice thereof; and (5) in any action or proceeding brought by Landlord against Guarantors on account of this Guaranty, all obligations and liabilities of Guarantors pursuant to this Guaranty shall be binding upon the heirs, personal representatives, successors and assigns of the Guarantors.  This Guaranty shall be governed by and construed in accordance with the laws of                     .   Guarantors waive trial by jury in any action brought to enforce this Guaranty.  If this Guaranty is governed by Commonwealth of Virginia law, Guarantor waives the benefit of any and all rights which Guarantor may have under Sections 49-25 and 49-26 of the Code of Virginia, as amended.  To the fullest extent permitted by law, the Guarantors waive any homestead or other exemptions.  The Guarantors represent that the transaction giving rise to this Guaranty is for a business purpose.  If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

Upon request by Landlord from time to time, Guarantor shall, within ten (10) calendar days, provide to Landlord or to Landlord’s lender such financial information certified by Guarantor to be true and correct as is reasonably necessary for Landlord or Landlord’s lender or any prospective lender or purchaser, as the case may be, to evaluate the creditworthiness of Guarantor (including without limitation, tax returns and a statement reflecting all of Guarantor’s assets and the nature of Guarantor’s interest therein).

In the event there is more than one signatory below, the obligations of each signatory hereunder shall be joint and several.

In witness whereof, the undersigned has executed this Guaranty this      day of                  , 200_.

Witness:
Guarantor:

Markland Technologies, Inc.

By:/s/ Joseph P. Mackin
Print Name:  President
Title:_________________________

EOIR Tech LS Final.doc

Exhibit A
(Description of Premises)

EOIR Tech LS Final.doc

Exhibit B

BUILDING SERVICES

ACCESS:
Building will be accessible twenty-four (24) hours per day, seven (7) days per week.  One access key for the Building’s main entrance will be provided for each employee of Tenant’s who will be working at the Premises on the commencement date.  All additional and replacement keys will be provided to Tenant at Twenty-Five Dollars ($25.00 per key) subject to change from time to time by Landlord).  If applicable, access cards for the Parking Garage must be obtained by Tenant directly from the Parking Garage operator.

CLEANING SERVICES:
Building cleaning services will be provided five (5) days per week, Monday through Friday.

HVAC SERVICES:
Base building heating, ventilation and air conditioning will be provided from 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday.  No service is provided on Sundays or Holidays.  Additional service can be provided with at least one business day’s notice at a rate of Forty Dollars and No/100 ($40.00) per hour (such additional service charge is subject to change by Landlord from time to time).

MANAGEMENT:
Management of the Building will be provided by Bernstein Management Corporation (or such other manager as selected by Landlord).

WINDOW CLEANING:
Windows (exterior and interior) of exterior walls will be washed semi-annually.

EMERGENCY BACK-UP
In the event that the primary source of electric power to the building is not functioning, Landlord shall permit Tenant to connect to whatever building-wide emergency back-up generator is then available, if any.  There is no specific monthly charge for this permission, except for Operating Expenses.

Building Services shall specifically exclude Tenant’s Separate Services.

EOIR Tech LS Final.doc

Exhibit C

RULES AND REGULATIONS

1.
The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress.

2.
No awnings or other projection shall be attached to the outside wall of the Building without the prior written consent of Landlord.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of any premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

3.
The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottle, parcels or other articles be placed on the window sills.

4.
The bathrooms and plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.  All damages resulting from any misuse of the bathrooms and fixtures shall be borne by the tenant who, or whose servants, employees, agents, or licensees shall have caused the same.

5.
No tenant shall mark, paint, drill into, or in any way deface any part of the premises or the Building, except as reasonably approved by Landlord.  No boring, cutting or stringing of wires or laying of linoleum or other floor coverings shall be permitted, except with the prior written consent of the Landlord, and as Landlord may direct.

6.
No bicycles, vehicles or animals (other than those animals assisting disabled individuals) of any kind shall be brought into or kept in or about any premises, and no cooking shall be done or permitted by any tenant in any premises, except cooking in microwave ovens and the preparations of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted.

7.
No premises shall be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of such premises for the purposes permitted by the Lease.  No tenant shall, without the prior written consent of Landlord, occupy or permit any portion of its premises to be occupied or used for the manufacture or sale of liquor, narcotics, or tobacco in any form, as a medical office, as a barber or manicure shop, or as an employment bureau.  No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises nor advertise for laborers giving an address at its premises.  No premises shall be used for lodging or sleeping or for any immoral or illegal purpose.  No tenant shall conduct any “fire sales”, “liquidation sales” or “going out of business sales”.

8.
No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring Buildings or premises or those having business with them by the use of any musical instrument, radio, phonograph or unusual noise, or in any other way or otherwise create any nuisance.  No tenant shall throw anything out of doors, windows, roof skylights or down the passageways.

9.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and is furnished a key therefor.  Each tenant must, upon the termination of its tenancy, give to Landlord all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

10.
All deliveries, shipping, loading or unloading of any safes, freight, furniture, food, beverages, equipment, merchandise, supplies and other bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time and only upon previous notice to the Landlord’s Agent and under its supervision, and the persons employed by any tenant for such work must be reasonably acceptable to Landlord.  Landlord reserves the right to inspect all such articles to be brought by any tenant into the Building and to exclude from the Building any and all such articles which violate any of these Rules and Regulations or such tenant’s lease.

11.
No tenant shall purchase janitorial, maintenance or other services from any company or persons not reasonably approved by Landlord.

12.
Landlord shall have the right to prohibit any advertising by any tenant which in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as an office Building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

13.
Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Saturdays and Sundays and legal holidays.  Each tenant shall be responsible for all persons for whom he requests after hours access and shall be liable to Landlord for all acts of such persons.

14.
Any person employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, abide by such additional rules and regulations as may be given orally or in writing by the property manager of the Building at the property manager’s election (but in no event shall any such person be subject to such control over the manner of its work as to become an agent or servant of the property manager or the Landlord), and the tenant shall be responsible for all acts of such persons.

15.
All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.

16.
The requirements of tenants will be attended to only upon application to the office of the property manager for the Building.

17.
Canvassing, soliciting and peddling in the Building are prohibited.

18.
No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.  Portable space heaters and other similar apparatus are prohibited.

19.
There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

20.
No vending or coin operated machines shall be placed by any tenant  within its premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

21.
No flammable, combustible or explosive fluids, chemicals or substances shall be brought into or stored in the Building.

22.
The Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements or conditions of any Lease of the premises in the Building.  Landlord may promulgate from time to time a schedule of fines for violations of any of the Rules and Regulations.  A violation by tenant of any of these Rules and Regulations, as the same may be amended from time to time, shall constitute a Default under such Tenant’s Lease if such violation continues after notice from Landlord.

EOIR Tech LS Final.doc

Exhibit D

WORK LETTER

Based on the space plan which is attached hereto as Exhibit D-1 (“Space Plan”), Landlord shall cause to be prepared final construction drawings (“Construction Drawings”).  The Construction Drawings shall be used for bid submission, and application for permit, and shall be forwarded to Tenant for comment.  Tenant shall have five (5) days to provide comments on the Construction Drawings, which Landlord shall take into consideration.  The Construction Drawings, as amended by any changes required by any governmental authority or as contemplated hereunder, and as approved for issuance of a building permit shall be referred to as the “Final Construction Drawings.”  Landlord, at its option may cause to be prepared interim design drawings and forward the same to Tenant for its comment which Landlord would take into consideration.

Upon receipt of the bids, Landlord shall forward the same to Tenant for review and comment.   Tenant shall have a three (3)-day period to provide comments on the bids, which Landlord take into consideration.

Landlord shall build-out the Premises based Final Construction Drawings using building standard materials and finishes, except as otherwise specified on the Final Construction Drawings.  The “Tenant Improvements” shall mean those permanent leasehold improvements constructed substantially in accordance with the Final Construction Drawings, as the same may be amended by changes, change orders, alterations or additions approved by Landlord.  For the purposes of construction of the Tenant Improvements, Tenant hereby exclusively designates Bill Elliottas Tenant’s sole representative with full authority to bind Tenant and to make comments on Tenant’s behalf.  Neither Landlord nor Landlord’s architect shall have any obligation to recognize the authority of, or the ability to bind Tenant by, any other persons, including employees and owners of Tenant, with respect to such matters or other matters relating to the Tenant Improvements.  Only Porter Page, Robert Sandler or other representatives appointed by Landlord in writing are authorized to act on behalf of the Landlord in connection with the Tenant Improvements.

The costs of the Tenant Improvements shall mean the costs incurred by Landlord in designing, permitting and constructing all Tenant Improvements and demising the Premises, including without limitation fees of the architect, engineers, general contractor and construction manager.

The term “Tenant Delay” shall mean any delay in the construction of the Tenant Improvements arising from (i) Tenant's request for changes, change orders, alterations or additions in the Space Plan, the Construction Drawings or any other plans; (ii) any access by Tenant under Sections 2.2 or 2.3 which causes a delay in the construction of the Tenant Improvements; (iii) Tenant's request for materials, finishes or installations constituting long-lead items; (iv) Tenant's failure to make timely payment of the Excess Costs; (v) any event or time referred to herein as a Tenant Delay, or (vi) any act or omission of Tenant or any person, firm or corporation employed by or providing service to Tenant that delays construction of the Tenant Improvements.  To the extent that delay in substantially completing the Tenant Improvements is the result of any “Tenant Delay,” the Tenant shall pay to Landlord within ten (10) days of demand by Landlord made after the Commencement Date, an additional payment equal to the product of the Basic Monthly Rent divided by 30, multiplied by the number of days of the Tenant Delay (to the extent Tenant is not otherwise obligated for Basic Monthly Rent as a result of such Tenant Delay).  At Landlord’s option, “substantial completion” of the Tenant Improvements shall be deemed to mean substantial completion of all Tenant Improvements excluding long lead items and items whose completion is not practical or cost effective without the installation of the long lead items.  In the event Landlord has so elected to exclude long lead and related items from substantial completion, Tenant shall not be liable for the additional payment under this Section 2.5.1 with respect to the long lead items, to the extent that the long lead and related items did not delay the deemed substantial completion of the Tenant Improvements.

EOIR Tech LS Final.doc

Exhibit D-1

SPACE PLAN

EOIR Tech LS Final.doc